                                                              Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of FRP Holdings, Inc.

August 5, 2015                              FRP HOLDINGS, INC.

                                       THOMPSON S. BAKER II

                                       Thompson S. Baker II

                                       Chief Executive Officer

                                       JOHN D. MILTON, JR._

                                       John D. Milton, Jr.

                                       Executive Vice President,

                                       Treasurer, Secretary and

                                       Chief Financial Officer

                                       JOHN D. KLOPFENSTEIN

                                       John D. Klopfenstein

                                       Controller and Chief

                                       Accounting Officer

A signed original of this written statement required by Section 906 has been provided to FRP Holdings, Inc. and will be retained by FRP Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer’s Quarterly report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.